Exhibit 23

NATURE’S SUNSHINE PRODUCTS, INC.
TAX DEFERRED RETIREMENT PLAN

CONSENT

We consent to the incorporation by reference in this annual report on Form 11-K for the year ended December 31, 2003, of our report dated June 11, 2004, appearing in the Registration Statement on Form S-8 (file No. 0-8707) of Nature’s Sunshine Products, Inc. Tax Deferred Retirement Plan filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 which became effective May 22, 1995.

TANNER + CO.

Salt Lake City, Utah

June 28, 2004